UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2018

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2018, Loop Innovations, LLC (the “Loop Member”), a wholly-owned subsidiary of Loop Industries, Inc. (the “Company”), entered into an equity joint venture with Indorama Ventures Holdings LP (the “Indorama Member”), a wholly-owned subsidiary of Indorama Ventures PCL (“Indorama”), by their execution of the Limited Liability Company Agreement (the “LLC Agreement”) of Indorama Loop Technologies, LLC, a Delaware limited liability company (the “JV Entity”). The JV Entity will retrofit, own and operate chemical upcycling polyester resin plants. The Loop Member and the Indorama Member each hold a fifty percent economic and voting interest in the JV Entity.

Pursuant to the LLC Agreement, (i) the Company is required to deliver a guaranty for the benefit of the Indorama Member and the JV Entity guaranteeing all of the Loop Member’s obligations under the LLC Agreement and (ii) Indorama is required to deliver a guaranty for the benefit of the Loop Member and the JV Entity guaranteeing all of the Indorama Member’s obligations under the LLC Agreement.

Concurrently with the execution and delivery of the LLC Agreement, the Company and the JV Entity entered into a License Agreement (the “License Agreement”) pursuant to which the Company licensed certain intellectual property to the JV Entity relating to the production of dimethylterepthalate and monoethylene glycol from waste polyethylene terephthalate (“PET”).

Concurrently with the execution and delivery of the LLC Agreement, the Company and the JV Entity entered into a Marketing Agreement (the “Marketing Agreement”, together with the License Agreement and the LLC Agreement, the “Agreements”) pursuant to which the Company will market and sell the recycled or upcycled PET resins manufactured by the JV Entity.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, a copy of which are filed herewith as Exhibit 10.1 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

To satisfy its obligations under Regulation FD, Loop Industries, Inc. is furnishing an investor presentation that is separately being provided to investors. The presentation slides will be posted on our web site for at least a period of thirty days (http://www.loopindustries.com/en/investors/home). The Forward-Looking Statements disclosure included in the presentation slides is incorporated into this Item 7.01 by reference.

Investors and others should note that we announce material financial information to our investors using our investor relations web site (http://www.loopindustries.com/en/investors/home), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the United States ("U.S.") social media channels listed on our investor relations web site.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Limited Liability Company Agreement, dated September 24, 2018 by and between the Company, Indorama Ventures Holdings LP and other parties thereto
10.2	License Agreement, dated September 24, 2018 by and between the Company and Indorama Loop Technologies, LLC
10.3	Marketing Agreement, dated September 24, 2018 by and between the Company and Indorama Loop Technologies, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: September 28, 2018	By:	/s/ Antonella Penta
Antonella Penta
Vice President, General Counsel and Secretary

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